EXHIBIT 10.34 (b)
                         Exhibit B

                 Indemnification Agreement


QUANTUM CORPORATION, a Delaware corporation, with its
primary business location at 500 McCarthy Boulevard,
Milpitas, California  95035 and Quantum Storage Malaysia
("QSM") (M) Sdn. Bhd. Malaysia (collectively "Quantum") and
IOMEGA CORPORATION, a Delaware Corporation with its primary
business location at 1821 West Iomega Way, Roy, UT  84067
and any future Malaysian subsidiary (collectively "Iomega") execute the following indemnification agreement
("Agreement").


                         Agreement

Whereas, Quantum has agreed to cause its wholly owned subsidiary, QSM to sell its facility located at Plot 44, Phase IV, Bayan Free Trade Zone, Penang, Malaysia ("the
Facility") and Iomgea has agreed to purchase the Facility, and

Whereas, Iomega intends to operate the Facility but has not received the necessary business permits ("Permits") from the Malaysian government to do so, and

Whereas, Quantum is in the process of shutting down the Facility, and had scheduled the termination of the employment of the majority of its employees, and

Whereas, Iomega has issued offers of employment to approximately 350 of Quantum's employees who were originally scheduled for termination effective July 15, 1996 ("the
Iomega Employees"), and

Whereas, Iomega has requested Quantum to continue employment of the Iomega employees until such time as Iomega has received the Permits to allow it to employ the Iomega
Employees.

Whereas, Quantum has agreed to so act, provided that Iomega indemnifies Quantum for any adverse consequence it might suffer as a result of so acting.

Now therefore,

The parties hereby agree that Iomega will release, indemnify and hold harmless Quantum, and all of its officers, directors, employees, agents or successors in interests from any and all expenses and/or costs, including but not limited to, any legal expenses, claims, proceedings, and/or other adverse monetary consequences associated with, or arising out of, Quantum's continued employment of the Iomega employees and/or the enforcement of this Agreement.


Quantum Corporation                     Iomega Corporation

By:    /s/ Andy Kryder                  By:  /s/ Donald R. Sterling
       Andy Kryder                           Donald R. Sterling

Title: V.P., General Counsel            Title:

Date:     7/12/96                       Date:     7/15/96